                                                                    EXHIBIT 3.ii

                                              Adopted:       October 23, 1980
                                              Amended:       June 27, 1983
                                              Amended:       December 16, 1986
                                              Amended:       April 13, 1988
                                              Amended:       June 30, 1988
                                              Amended:       February 14, 1990
                                              Amended:       December 12, 1990
                                              Amended:       February 16, 1991
                                              Amended:       June 30, 1992
                                              Amended:       October 9, 1998
                                              Amended:       August 14, 2002


                                 RESTATED BYLAWS
                                       OF
                                 SUPERVALU INC.

                                Table of Contents
                                -----------------

                                                                                                          Page
                                                                                                          ----

ARTICLE I.            Offices, Corporate Seal                                                                1
       Section 1.01.        Registered Office                                                                1
       Section 1.02.        Corporate Seal                                                                   1

ARTICLE II.           Meetings of Stockholders                                                               1
       Section 2.01.        Place and Time of Meetings                                                       1
       Section 2.02.        Annual Meetings                                                                  1
       Section 2.03.        Special Meetings                                                                 1
       Section 2.04.        Quorum, Adjourned Meetings                                                       1
       Section 2.05.        Organization                                                                     2
       Section 2.06.        Order of Business                                                                2
       Section 2.07.        Voting                                                                           2
       Section 2.08.        Inspectors of Election                                                           3
       Section 2.09.        Notices of Meetings and Consents                                                 3
       Section 2.10.        Proxies                                                                          3
       Section 2.11.        Waiver of Notice                                                                 4
       Section 2.12.        Stockholder List                                                                 4
       Section 2.13.        Fixing Date for Determination of Stockholders of Record                          4
       Section 2.14.        Stockholder Action by Written Consent                                            4
       Section 2.15.        Notice of Stockholder Business and Nominations                                   5

ARTICLE III.          Board of Directors                                                                     7
       Section 3.01.        General Powers                                                                   7
       Section 3.02.        Number, Election and Term of Office                                              7
       Section 3.03.        Annual Meeting                                                                   8
       Section 3.04.        Regular Meetings                                                                 8
       Section 3.05.        Special Meetings                                                                 9
       Section 3.06.        Notice of Meetings                                                               9
       Section 3.07.        Waiver of Notice                                                                 9
       Section 3.08.        Quorum                                                                           9
       Section 3.09.        Removal                                                                          9
       Section 3.10.        Committees of Directors                                                          9
       Section 3.11.        Written Action                                                                  10
       Section 3.12.        Compensation                                                                    10
       Section 3.13.        Conference Communications                                                       10

ARTICLE IV.           Standing Committees                                                                   10
       Section 4.01.        Standing Committees                                                             10
       Section 4.02.        Executive Committee                                                             11
       Section 4.03.        Executive Personnel and Compensation Committee                                  11
       Section 4.04.        Finance Committee                                                               11
       Section 4.05.        Audit Committee                                                                 11
       Section 4.06.        Director Affairs Committee                                                      12

ARTICLE V.            Officers                                                                              12
       Section 5.01.        Number                                                                          12
       Section 5.02.        Election, Term of Office and Qualifications                                     12
       Section 5.03.        Removal and Vacancies                                                           12
       Section 5.04.        Chairman and Vice Chairman of the Board                                         12
       Section 5.05.        President                                                                       13
       Section 5.06.        Chief Executive Officer                                                         13
       Section 5.07.        Chief Operating Officer                                                         13
       Section 5.08.        Vice Presidents                                                                 13
       Section 5.09.        President Pro Tem                                                               13
       Section 5.10.        Secretary                                                                       13
       Section 5.11.        Treasurer                                                                       14
       Section 5.12.        Controller                                                                      14
       Section 5.13.        Counsel                                                                         14
       Section 5.14.        Duties of Other Officers                                                        14
       Section 5.15.        Authority to Execute Agreements                                                 14
       Section 5.16.        Duties of Officers May be Delegated                                             14
       Section 5.17         Compensation                                                                    15

ARTICLE VI.           Shares and Their Transfer                                                             15
       Section 6.01.        Certificates for Stock                                                          15
       Section 6.02.        Issuance of Stock                                                               15
       Section 6.03.        Partly Paid Stock                                                               15

       Section 6.04.        Transfer of Stock                                                               16
       Section 6.05.        Facsimile Signatures                                                            16

ARTICLE VII.          Dividends, Surplus, Etc.                                                              16
       Section 7.01.        Dividends                                                                       16
       Section 7.02.        Use of Surplus, Reserve                                                         16

ARTICLE VIII.         Books and Records, Audit, Fiscal Year                                                 16
       Section 8.01.        Books and Records                                                               16
       Section 8.02.        Audit                                                                           17
       Section 8.03.        Fiscal Year                                                                     17

ARTICLE IX.           Indemnification                                                                       17
       Section 9.01.        Statutory Indemnification                                                       17
       Section 9.02.        Additional Indemnification                                                      17
       Section 9.03.        Procedure for Indemnification                                                   18
       Section 9.04.        Non-Exclusive                                                                   18
       Section 9.05.        Subsidiary Corporations                                                         19

ARTICLE X.            Miscellaneous                                                                         19
       Section 10.01.       Periods of Time                                                                 19
       Section 10.02.       Voting Securities Held by the Corporation                                       19
       Section 10.03.       Purchase and Sale of Securities                                                 19

ARTICLE XI.           Amendments                                                                            19
       Section 11.01.                                                                                       19

                                 RESTATED BYLAWS
                                       OF
                                 SUPERVALU INC.

                                   ARTICLE I.

                             Offices, Corporate Seal

         Section 1.01. Registered Office. The registered office of the corporation in Delaware shall be at 100 West Tenth Street, Wilmington, Delaware, and the resident agent in charge thereof shall be The Corporation Trust Company.

         Section 1.02. Corporate Seal. The corporate seal shall be circular in form and have inscribed thereon, the name of the corporation, the year of its incorporation (1925), and the word "Delaware."


                                   ARTICLE II.
                            Meetings of Stockholders

         Section 2.01. Place and Time of Meetings. Meetings of the stockholders may be held at such place and at such time as may be designated by the Board of Directors. In the absence of a designation of place, meetings shall be held at the principal executive office of the corporation. In the absence of a designation of time, the meetings shall be held at 10:00 a.m. local time at the place where the meeting is to be held. Any previously scheduled annual or special meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting.

         Section 2.02. Annual Meetings. The annual meeting of the stockholders of the corporation for the election of directors and for the transaction of any other proper business shall be held at such date, time and place as may be fixed by resolution of the Board of Directors.

         Section 2.03. Special Meetings. Special meetings of the stockholders for any purpose or purposes shall be called only by the Secretary (but only at the written request of a majority of the total number of directors), the Chairman of the Board or the President. Stockholders shall have no power or right to call special meetings. The call of any special meeting shall state the purpose or purposes of the meeting. Business transacted at any special meeting shall be limited to the purposes stated in the call of such meeting.

         Section 2.04. Quorum, Adjourned Meetings. The holders of a majority of the shares outstanding and entitled to vote shall constitute a quorum for the transaction of business at any annual or special meeting. If a quorum is not present at a meeting, those present shall adjourn to such day as they shall agree upon by majority vote; provided, however, that any annual or special meeting of stockholders, whether or not a quorum is present, may be adjourned from time to time by the Chairman of the meeting. Notice of any adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. At adjourned meetings, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present, the stockholders may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         Section 2.05. Organization. At each meeting of the stockholders, the Chairman of the Board or his delegate shall act as Chairman; in the event the Chairman is absent and he has not designated a Chairman, the Vice Chairman of the Board shall act as Chairman, or the Vice Chairman of the Board shall designate a Chairman; in the event the Vice Chairman of the Board is also absent and has not designated a Chairman, the President shall act as Chairman, or the President shall designate a Chairman; and the Secretary of the corporation or in his absence an Assistant Secretary or in his absence any person whom the Chairman of the meeting shall appoint shall act as Secretary of the meeting.

         Section 2.06. Order of Business. The order of business at all meetings of the stockholders shall be determined by the Chairman of the meeting. The Chairman of the meeting shall convene and adjourn the meeting and determine and announce the times at which the polls shall be opened and closed at the meeting.

         Section 2.07. Voting. Except as may be provided in a resolution or resolutions of the Board of Directors establishing a series of Preferred Stock, and except as may be otherwise provided in the Certificate of Incorporation of the corporation, each stockholder of the corporation entitled to vote at a meeting of stockholders shall have one vote in person or by written proxy for each share of stock having voting rights held by him and registered in his name on the books of the corporation. Upon the request of any stockholder, the vote upon any question before a meeting shall be by written ballot, and all elections of directors shall be by written ballot. All questions at a meeting shall be decided by a majority vote of the number of shares entitled to vote represented at the meeting at the time of the vote except where otherwise required by statute, the Certificate of Incorporation or these Bylaws.

         Persons holding stock in fiduciary capacity shall be entitled to vote the shares so held. Unless the Secretary of the corporation has been furnished with a copy of governing instruments or orders which would cause other rules to be applicable, the following rules shall govern the voting of shares standing of record in the names of two or more persons (whether joint tenants, tenants in common, tenants by the entirety, fiduciaries, members of a partnership, or otherwise) or shares held in a fiduciary capacity in which two or more persons have the same fiduciary relationship respecting such shares:

         (i)      if only one person shall vote, his act shall bind all;

         (ii) if more than one person shall vote, the act of the majority voting shall bind all;

         (iii) if more than one person shall vote, but the votes shall be evenly split on any particular matter, then, except as otherwise provided by statute, each fraction may vote the shares in question proportionately.

         Section 2.08. Inspectors of Election. For each meeting of the stockholders, the Chairman of such meeting shall appoint one or more inspectors of election to act. Each inspector of election so appointed shall first subscribe an oath or affirmation to execute the duties of an inspector of election at such meeting with strict impartiality and according to the best of his ability. Such inspectors of election, if any, shall take charge of the ballots at such meeting and after the balloting on any question shall count the ballots and shall make a report in writing to the Secretary of such meeting of the results thereof. An inspector of election need not be a stockholder of the corporation, and any officer or employee of the corporation may be an inspector of election on any question other than a vote for or against his election to any position with the corporation or on any other question in which he may be directly interested.

         Section 2.09. Notices of Meetings and Consents. Every stockholder may furnish the Secretary of the corporation with an address at which notices of meetings and all other corporate communications may be served on or mailed to him. In the absence of such address, the address on the corporate share registry maintained by the transfer agent shall be sufficient for purposes of the hereinafter described notice. Except as otherwise provided by the Certificate of Incorporation or by statute, a written notice of each annual or special meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of such meeting to each stockholder of record of the corporation entitled to vote at such meeting by delivering such notice of meeting to him personally or depositing the same in the United States mail, postage prepaid, directed to him at the post office address as provided above. Service of notice is complete upon mailing. Personal delivery to any officer of a corporation or association or to any member of a partnership is delivery to such corporation, association or partnership. Every notice of a meeting of stockholders shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called.

         Section 2.10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or consent to corporate action without a meeting may authorize another person or persons to act for him by proxy by an instrument executed in writing. If any such instrument designates two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide.

         Section 2.11. Waiver of Notice. Notice of any annual or special meeting may be waived either before, at or after such meeting in writing signed by the person or persons entitled to the notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transacting of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders need be specified in any written waiver of notice.

         Section 2.12. Stockholder List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

         Section 2.13. Fixing Date for Determination of Stockholders of Record.

         (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action (other than the expression of consent to corporate action in writing without a meeting of stockholders), the Board of Directors shall fix, in advance, a record date, which may not be more than 60 or not less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

         (b) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 2.14. Stockholder Action by Written Consent. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

         Section 2.15. Notice of Stockholder Business and Nominations.

         (a) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation's notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 2.15, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2.15.

                  (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph
(a)(1) of this Section 2.15, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                  (3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 2.15 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increase Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 2.15 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

         (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (A) by or at the direction of the Board of Directors or (B) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.15, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.15. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(2) of this Section 2.15 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

         (c) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.15 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.15. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.15 and, if any proposed nomination or business is not in compliance with this Section 2.15, to declare that such defective proposal or nomination shall be disregarded.

                  (2) For purposes of this Section 2.15, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

                  (3) Notwithstanding the foregoing provisions of this Section 2.15, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.15. Nothing in this Section 2.15 shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) the holders of any series of Preferred Stock to elect directors under specified circumstances.


                                  ARTICLE III.
                               Board of Directors

         Section 3.01. General Powers. The business of the corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may delegate its authority, subject to its reasonable supervision, to any committee, officer or agent and grant the power to sub-delegate.

         Section 3.02. Number, Election and Term of Office.

         (a) The Board of Directors currently consists of 14 members and the number of directors may be increased or decreased from time to time by resolution of a majority of the whole Board of Directors or of the holders of at least 75% of the stock of the corporation entitled to vote, considered for the purpose as one class. Except as otherwise provided by law or by these Bylaws, the directors of the corporation shall be elected at the Annual Meeting of stockholders in each year.

         The directors of the corporation shall be divided into three classes with the number of directors fixed by or in accordance with the Bylaws divided equally so far as possible among the three classes. At each annual election of directors after the 1976 Annual Meeting of Stockholders, the successors to the directors of each class whose term shall expire in that year shall be elected to hold office for a term of three years from the date of their election and until their successors shall be duly elected and qualified. In case of any increase or decrease in the number of directors, the increase or decrease shall be distributed among the several classes as nearly equal as possible, as shall be determined by the affirmative vote of a majority of the whole Board or by the holders of at least 75% of the stock of the corporation entitled to vote, considered as one class.

         (b) Vacancies: Newly Created Directorships - If the office of any director becomes vacant at any time by reason of death, resignation, retirement, disqualification, removal from office or otherwise, or if any new directorship is created by any increase in the authorized number of directors, a majority of the directors then in office, although less than a quorum, or the sole remaining director, may choose a successor to fill the newly created directorship, and the director so chosen shall hold office subject to the provisions of these Bylaws, until the next Annual Meeting of Stockholders or until his or her successor shall have been elected and qualified. At such next Annual Meeting the stockholders shall elect a director to fill the balance of the unexpired term of the director whose place was originally vacated or the term established by the Board pursuant to subsection (a) above.

         (c) Amendment - Notwithstanding Article XI of these Bylaws, no provision of this Section 3.02 may be amended or rescinded except by the affirmative vote of the holders of at least 75% of the stock of the corporation entitled to vote, considered for the purpose as one class, or by a majority of the whole Board of Directors.

         (d) [Intentionally omitted]

         (e) Notwithstanding any other provision of these Bylaws, the Board of Directors may nominate William E. C. Dearden for reelection to the Board of Directors at the 1991 Annual Meeting of Stockholders for a term of two years. Upon Mr. Dearden's ceasing to be a director of the corporation, this Section 3.02(e) shall have no further force and effect and shall be deleted from these Bylaws.

         Section 3.03. Annual Meeting. As soon as practicable after each annual election of directors, the Board of Directors shall meet at the same place as the annual meeting of shareholders or at the principal executive office of the corporation, or at such other place previously designated by the Board of Directors, for the purpose of electing the officers of the corporation and for the transaction of such other business as may come before the meeting.

         Section 3.04. Regular Meetings. Regular meetings of the Board of Directors shall be held from time to time at such time and place as may be fixed by resolution adopted by a majority of the total number of directors.

         Section 3.05. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or by any two of the directors and shall be held from time to time at such time and place as may be designated in the notice of such meeting.

         Section 3.06. Notice of Meetings. No notice need be given of any annual or regular meeting of the Board of Directors. Notice of each special meeting of the Board of Directors shall be given by the Secretary who shall give at least three (3) days' notice thereof by mail or at least twenty-four (24) hours' notice thereof to each director by telephone, telegram or in person. Notice shall be effective upon dispatch of a letter or telegram (properly addressed to the director) or upon delivery of written or telephoned notice to a person at the regular business or residence address of the director even if such notice is not personally received by the director.

         Section 3.07. Waiver of Notice. Notice of any meeting of the Board of Directors may be waived either before, at or after such meeting in writing signed by each director so waiving notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purposes of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

         Section 3.08. Quorum. A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless these Bylaws require a greater number.

         Section 3.09. Removal. Any director may be removed from office at any meeting of the stockholders, but only for cause. If one or more directors be so removed, new director(s) may be elected at the same meeting.

         Section 3.10. Committees of Directors.

         (a) The Board of Directors may, by resolution adopted by a majority of the total number of directors, designate one or more committees in addition to the committees established pursuant to Article IV of these Bylaws, each to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution, may exercise the powers of the Board of Directors in management of the business and affairs of the corporation and may authorize the corporate seal to be affixed to all papers that may require it. The Board of Directors shall elect the directors to serve on each Committee and may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined by the resolution adopted by the directors. The chairman of each committee shall act as secretary of the meeting and prepare minutes of proceedings where formal action is taken by the committee, and each committee shall report their actions and recommendations to the Board of Directors when required.

         (b) The provisions of Section 3.06 through 3.08 of these Bylaws with respect to notices of meetings and quorums shall also be applicable to meetings of committees, except as otherwise provided in the Bylaws or resolutions establishing a particular committee. Special meetings of any committee shall be called at the request of any member or by the President or Chairman of the Board.

         Section 3.11. Written Action. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if all directors or committee members consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee. Such action shall be deemed to have been taken upon the effective date appearing in said writing, notwithstanding the fact that some or all of the directors may have signed on a date other than the effective date.

         Section 3.12. Compensation. Directors who are not salaried officers of this corporation may receive such fixed sum per Board or Committee meeting attended or fixed annual sum and such other forms of compensation as may be determined by resolution of the Board of Directors. All directors shall receive their expenses, if any, of attendance at meetings of the Board of Directors or any committee thereof. Any director may serve the corporation in any other capacity and receive proper compensation therefor.

         Section 3.13. Conference Communications. Directors may participate in any meeting of the Board of Directors, or of any duly constituted committee thereof, by means of a conference telephone conversation or other comparable communication technique whereby all persons participating in the meeting can hear and communicate to each other. For the purposes of establishing a quorum and taking any action at the meeting, such directors participating pursuant to this Section 3.13 shall be deemed present in person at the meeting; and the place of the meeting shall be the place of origination of the conference telephone conversation or other comparable communication technique.


                                   ARTICLE IV.
                               Standing Committees

         Section 4.01. Standing Committees. The corporation shall have such standing committees of the Board of Directors as are provided in Article IV of these Bylaws. The Chairman of each standing committee shall be appointed by vote of a majority of the whole Board of Directors. The provisions of Section 3.10 of the Bylaws shall govern all standing committees, except as may be otherwise provided in the Bylaw establishing the committee. Each standing committee shall perform the duties specified in these Bylaws and shall have such other responsibilities and authority as may from time to time be assigned by the Board of Directors.

         Section 4.02. Executive Committee.

         (a) Between sessions of the Board of Directors, the Executive Committee shall have, and may exercise, all of the powers of the Board of Directors in the management and affairs of the corporation, including the power to authorize the seal of the corporation to be affixed to all papers which may require it, except the Executive Committee shall have no power or authority to (i) adopt an agreement of merger or consolidation, (ii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, (iii) recommend to the stockholders a dissolution of the corporation or revocation of a dissolution, or (iv) amend the Certificate of Incorporation or the Bylaws of the corporation. The Executive Committee shall have the power and authority to declare a dividend and to authorize the issuance of stock.

         (b) At least one member of the Executive Committee shall be a director of the corporation who is not an employee and no meeting of the Committee shall be deemed to have a quorum unless at least one such member is present. Action by the Executive Committee may be taken only by the unanimous vote of the members present at a meeting in which a quorum is present. The chief executive officer shall be a member of the Executive Committee and shall preside at its meetings in the absence of its Chairman.

         Section 4.03. Executive Personnel and Compensation Committee. The Executive Personnel and Compensation Committee shall provide a general review of the corporation's compensation and benefit plans to insure they meet corporate objectives. It shall perform such duties and responsibilities as may from time to time be assigned to it by the Board of Directors. All members of the Committee shall be directors who are not employees of the corporation.

         Section 4.04. Finance Committee. The Finance Committee shall act in an advisory capacity and make its recommendations to the management of the corporation and to the Board of Directors on corporate fiscal matters. It shall perform such duties and responsibilities as may from time to time be assigned to it by the Board of Directors.

         Section 4.05. Audit Committee.

         (a) The Audit Committee shall recommend to the whole Board of Directors the selection of independent certified public accountants to audit annually the books and records of this corporation and shall review the activities and the reports of the independent certified public accountants and shall report the results of such review to the whole Board of Directors. The Audit Committee shall also monitor the internal audit controls of the corporation.

         (b) The Audit Committee shall be comprised solely of directors independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a Committee member.

         Section 4.06. Director Affairs Committee. The Director Affairs Committee shall review and make its recommendations to the whole Board of Directors regarding nominations of persons to serve on the Board of Directors, and shall have such other duties and responsibilities as may from time to time be assigned to it by the Board of Directors.


                                   ARTICLE V.
                                    Officers

         Section 5.01. Number. The officers of the corporation shall consist of a Chairman of the Board, a President, a Treasurer and a Secretary, and, if elected, such additional officers as described in this Article V. The Board of Directors shall designate whether the Chairman of the Board or the President is to be the Chief Executive Officer of the corporation. The directors may designate one or more regional or divisional Presidents and Vice Presidents who shall not be officers of this corporation. Any person may hold two or more offices except President and Vice President.

         Section 5.02. Election, Term of Office and Qualifications. At each annual meeting of the Board of Directors, all officers, from within or without their number, shall be elected; however, the Board may elect additional officers at any Board meeting. Such officers shall hold office until the next annual meeting of the directors or until their successors are elected and qualified or until such office is eliminated by a vote of the majority of all directors.

         Section 5.03. Removal and Vacancies. Any officer may be removed from his office by a majority vote of the total number of directors with or without cause. A vacancy among the officers by death, resignation, removal, or otherwise may be filled for the unexpired term by the Board of Directors.

         Section 5.04. Chairman and Vice Chairman of the Board.

         (a) The Chairman of the Board shall preside at all meetings of the directors and shall have such other duties as may be prescribed, from time to time, by the Board of Directors.

         (b) In the absence of the Chairman of the Board, the Vice Chairman of the Board shall preside at all meetings of the directors, and shall have such other duties as from time to time may be assigned by the Board of Directors.

         Section 5.05. President. The President shall be the Chief Operating Officer of the corporation. He shall have such duties as may, from time to time be prescribed by the Board of Directors or be delegated by the Chief Executive Officer. In the absence of the Chairman of the Board and the Vice Chairman of the Board, or if a Chairman of the Board and Vice Chairman of the Board shall not have been elected, the President shall preside at all meetings of the directors.

         Section 5.06. Chief Executive Officer. The Chief Executive Officer shall be either the Chairman of the Board or the President of the corporation. He shall be the principal executive officer of the corporation and shall be responsible for the general management, direction and control of all of the business and affairs of the corporation. He shall have such other authority and duties as the Board of Directors may prescribe. The Chief Executive Officer shall report to the Board of Directors and be responsible to them.

         Section 5.07. Chief Operating Officer. The Chief Operating Officer shall be the President. He shall be responsible for the daily operations of the corporation's business and shall have such other authority and duties as the Board of Directors or the Chief Executive Officer may prescribe. He shall report to the Chief Executive Officer if the Chief Executive Officer is not also serving as the Chief Operating Officer.

         Section 5.08. Vice Presidents. Each Vice President shall have such powers and shall perform such duties as may be prescribed by the Board of Directors or by the Chief Executive Officer. The following categories of Vice Presidents may be elected by the Board of Directors:

           (i)    Executive Vice Presidents

          (ii)    Senior Vice Presidents

         (iii)    Vice Presidents including Group Vice Presidents

         Section 5.09. President Pro Tem. In the absence or disability of the President, the Board of Directors may appoint a President Pro Tem who shall have all the powers and duties of the President and shall serve during the aforesaid absence or disability.

         Section 5.10. Secretary. The Secretary shall be secretary of and shall attend all meetings of the stockholders and the Board of Directors and shall record the proceedings of such meetings in the minute book of the corporation. He shall give proper notice of meetings of stockholders and Board of Directors. He shall keep the seal of the corporation. He shall perform such other duties as may from time to time be prescribed by the Board of Directors or by the President or the Chairman.

         Section 5.11. Treasurer. The Treasurer or his delegate shall keep accurate accounts of all moneys of the corporation received or disbursed. He shall have power to endorse for deposit all notes, checks and drafts received by the corporation. He shall disburse the funds of the corporation as ordered by the directors, making proper vouchers therefor. He shall render to the President and the Board of Directors whenever required an account of all his transactions as Treasurer and of the financial condition of the corporation and shall perform such other duties as may from time to time be prescribed by the Board of Directors or by the President or the Chairman.

         Section 5.12. Controller. The duties of the Controller shall be to maintain adequate records and books of account and control of all assets, liabilities and transactions of this corporation; to see that adequate audits thereof are currently and regularly made; and, in conjunction with other officers and department heads, to initiate and enforce adequate accounting measures and procedures. He shall perform such other duties as the Board of Directors may from time to time prescribe or require. His duties and powers shall extend to all subsidiary corporations.

         Section 5.13. Counsel. The Counsel shall be the legal adviser of the corporation and shall receive such salary for his services as the Board of Directors may fix.

         Section 5.14. Duties of Other Officers. Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers elected by the Board of Directors shall have the power and authority and may perform all the duties of a Vice President, the Secretary, or the Treasurer, respectively. The duties of such other officers and agents as the Board of Directors may designate shall be set forth in the resolution creating such office or by subsequent resolution.

         Section 5.15. Authority to Execute Agreements. The Chairman of the Board, Vice Chairman of the Board, President, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and Group Vice Presidents are hereby authorized to execute or cause to be executed in the name and on behalf of this corporation, all contracts, agreements, deeds, mortgages, bonds, options, leases, lease and other guarantees of the obligations of others, including subsidiary corporations and customers, stock transfer documents, and such other instruments as may be necessary or desirable in the conduct of the business of the corporation; and said officers are further authorized to sign and affix, or cause to be signed and affixed, the seal of the corporation on any instrument requiring the same, which seal shall be attested by the signature of the Secretary, the Treasurer, any Assistant Secretary or any Assistant Treasurer.

         Section 5.16. Duties of Officers May be Delegated. In the case of the absence or disability of any officer of the corporation or for any other reason deemed sufficient by the Board of Directors, it may delegate his powers or duties to any other officer or to any director during such absence or disability.

         Section 5.17. Compensation. The officers of the corporation shall receive such compensation for their services as may be determined from time to time by resolution of the Board of Directors or by one or more committees to the extent so authorized from time to time by the Board of Directors.


                                   ARTICLE VI.
                            Shares and Their Transfer

         Section 6.01. Certificates for Stock. Every holder of shares in the corporation shall be entitled to a certificate, to be in such form as shall be prescribed by the Board of Directors, certifying the number and class of shares of the corporation owned by him. The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed in the name of the corporation by the Chairman of the

Board, the President or a Vice President, and by the Secretary or an Assistant Secretary and the seal of the corporation shall be affixed thereto. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such certificate shall have been so cancelled, except in cases provided for in Section 6. 05.

         Section 6. 02. Issuance of Stock. The Board of Directors is authorized to cause to be issued shares of the corporation up to the full amount authorized by the Certificate of Incorporation in such amounts and for such consideration as may be determined by the Board of Directors.

         Section 6. 03. Partly Paid Stock. The corporation may issue the whole or any part of its stock as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each certificate issued to represent any such partly paid stock, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid stock, the corporation shall declare a dividend upon partly paid stock of the same class, but only upon the basis of the percentage of the consideration actually paid thereon. The Board of Directors may, from time to time, demand payment, in respect of each share of stock not fully paid, of such sum of money as the necessities of the business may, in the judgment of the Board of Directors, require, not exceeding in the whole the balance remaining unpaid on such stock, and such sum so demanded shall be paid to the corporation at such times and by such installments as the directors shall direct. The directors shall give written notice of the time and place of such payments, which notice shall be mailed at least 30 days before the time for such payment, to each holder of or subscriber for stock which is not fully paid at his last known post office address or his last known address on the stock registry.

         Section 6.04. Transfer of Stock. Transfer of stock on the books of the corporation may be authorized only by the stockholder named in the certificate, the stockholder's legal representative or the stockholder's duly authorized attorney-in-fact and upon surrender of the certificate or the certificates for such stock. The corporation may treat as the absolute owner of stock of the corporation the person or persons in whose name stock is registered on the books of the corporation. The Board of Directors may appoint one or more transfer agents, who shall keep the stock ledger and transfer book for the transfer of stock of the corporation, and one or more registrars, and may require all certificates of stock to bear the signature of such transfer agents and of such registrars.

         Section 6.05. Facsimile Signatures. Whenever any certificate is countersigned by a transfer agent or by a registrar other than the corporation or its employee, then the signatures of the officers or agents of the corporation may be a facsimile. Where a certificate is to bear the signature of a transfer agent and a registrar, the signature of one, but not both, may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on any such certificate shall cease to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation as though the person who signed such certificate or whose facsimile signature or signatures had been placed thereon were such officer, transfer agent or registrar at the date of issue.


                                  ARTICLE VII.
                            Dividends, Surplus, Etc.

         Section 7.01. Dividends. The Board of Directors may declare dividends on its capital stock from the corporation's surplus, or if there be none, out of its net profits for the current fiscal year, and/or the preceding fiscal year in such amounts as in its opinion the condition of the affairs of the corporation shall render it advisable unless otherwise restricted by law.

         Section 7.02. Use of Surplus, Reserve. The Board of Directors may use any of the corporation's property or funds, unless such would cause an impairment of capital, in purchasing any of the stock, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the corporation. The Board of Directors may from time to time set aside from corporate surplus or net profits such sums as it deems proper as a reserve fund for any purpose.


                                  ARTICLE VIII.
                      Books and Records, Audit, Fiscal Year

         Section 8.01. Books and Records. The Board of Directors of the corporation shall cause to be kept: (a) a share ledger which shall be in charge of the Secretary; (b) records of the proceedings of stockholders and directors: and (c) such other records and books of account as shall be necessary and appropriate to the conduct of the corporate business.

         Section 8.02. Audit. The Board of Directors shall cause the records and books of account of the corporation to be audited at least once for each fiscal year and at such other times as it may deem necessary or appropriate.

         Section 8.03. Fiscal Year. The fiscal year of the corporation shall end on the last Saturday in February of each year.


                                   ARTICLE IX.
                                 Indemnification

         Section 9.01. Statutory Indemnification. The corporation shall indemnify any director or officer of the corporation and may indemnify any employee or agent of the corporation in the discretion of the Board of Directors for such liabilities in such manner under such circumstances and to such extent as permitted by Section 145 of the Delaware General Corporation Law or its successor, as now enacted or hereafter amended.

         Section 9.02. Additional Indemnification. In addition to that authorized in Section 9.01 herein, the corporation shall indemnify as follows:

         (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding (even if such wrongful act arose out of neglect or breach of duty not involving willful misconduct), so long as he did not act out of personal profit or advantage which was undisclosed to the corporation and he acted in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, including amounts paid in settlement, (even if such wrongful act arose out of neglect or breach of duty not involving willful misconduct), so long as he did not act out of personal profit or advantage which was undisclosed to the corporation and he acted in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

         Section 9.03. Procedure for Indemnification.

         (a) The corporation shall be required to make a determination that indemnification under this Article is proper in the circumstances because the person being indemnified has met the applicable standards of conduct set forth in this Article. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to the action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders of the corporation. If a court orders indemnification of the officer or director, no such outside determination is necessary.

         (b) Expenses incurred by any person who shall have a right of indemnification under this Article in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action provided that a determination has not been made by independent legal counsel (who may be the regular counsel for the corporation) in a written opinion that it is reasonably likely that the person has not met the applicable standards of conduct for indemnification and provided that the corporation has received an undertaking by or on behalf of the person to repay such expenses unless it shall ultimately be determined that he is entitled to be indemnified by the corporation pursuant to this Article.

         Section 9.04. Non-Exclusive.

         (a) The indemnification provided by this Article is in addition to and independent of and shall not be deemed exclusive of any other rights to which any person may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person; provided that any indemnification realized other than under this Article shall apply as a credit against any indemnification provided by this Article.

         (b) The corporation may provide indemnification under this Article to any employee or agent of the corporation or of any other corporation of which the corporation owns or controls or at the time owned or controlled directly or indirectly a majority of the shares of stock entitled to vote for election of directors or to any director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise in which the corporation has or at the time had an interest as an owner, creditor or otherwise, if and whenever the Board of Directors of the corporation deems it in the best interest of the corporation to do so.

         (c) The corporation may, to the fullest extent permitted by applicable law from time to time in effect, indemnify any and all persons whom the corporation shall have power to indemnify under said law from and against any and all of the expenses, liabilities or other matters referred to in or covered by said law, if and whenever the Board of Directors of the corporation deems it to be in the best interest of the corporation to do so.

         Section 9.05. Subsidiary Corporations. For purposes of this Article and indemnification hereunder, any person who is or was a director or officer of any other corporation of which the corporation owns or controls or at the time owned or controlled directly or indirectly a majority of the shares of stock entitled to vote for election of directors of such other corporation shall be conclusively presumed to be serving or to have served as such director or officer at the request of the corporation.


                                   ARTICLE X.
                                  Miscellaneous

         Section 10.01. Periods of Time. During any period of time prescribed by these Bylaws, the date from which the designated period of time begins to run shall not be included, and the last day of the period so computed shall be included.

         Section 10.02. Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the corporation (a) to attend and to vote at any meeting of security holders of other corporations in which the corporation may hold securities; (b) to execute any proxy for such meeting on behalf of the corporation; or (c) to execute a written action in lieu of a meeting of such other corporation on behalf of the corporation. At such meeting, by such proxy or by such writing in lieu of meeting, the Chief Executive Officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation might have possessed and exercised if it had been present. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

         Section 10.03. Purchase and Sale of Securities. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber any and all securities of any other corporation owned by the corporation and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may, from time to time, confer like powers upon any other person or persons.


                                   ARTICLE XI.
                                   Amendments

         Section 11.01. These Bylaws may be amended, altered or repealed at any meeting of the directors by a vote of the majority of the whole Board of Directors or at any meeting of the shareholders at which a quorum, as defined in
Article II, Section 2.04 of these Bylaws, is present by the vote of a majority of the shares voting at the meeting.

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